UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

CENTRAL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 17, 2013, a non-affiliated third party (the “Third Party”) tendered a non-binding indication of interest to Central Energy GP LLC (“CEGP”), the General Partner of Central Energy Partners LP (the “Registrant”), to purchase newly issued membership interests in CEGP (the “Letter”). As an indication of the Third Party’s interest in the transaction and as consideration for a “stand-still agreement” with CEGP whereby CEGP agreed for a period of 45 days not to solicit, encourage, entertain or accept any proposal by another third party to acquire an interest in CEGP (the “Stand-Still Period”), the Third Party delivered $100,000 to CEGP on July 19, 2013. The cash consideration is to be repaid to the Third Party in the event a transaction is not consummated. The cash consideration is secured by a second lien on the assets of Regional Enterprises, Inc., a wholly-owned subsidiary of the Registrant (“Regional”). CEGP is obligated to repay the cash consideration to the Third Party within 30 days after discussions regarding a transaction have terminated. If the consideration has not been paid by the due date, interest will immediately begin to accrue at the rate of 15% per annum. Should CEGP fail to pay the $100,000 together with all accrued and unpaid interest by December 31, 2013, the Third Party has the right to foreclose on the assets of Regional without notice to CEGP.

On August 19, 2013, CEGP entered into a non-binding Letter of Intent (the “LOI”) with the Third Party outlining the terms and conditions by which CEGP would issue new membership interests. The LOI is non-binding, except for certain provisions including confidentiality and provisions related to the payment of an additional $300,000 as consideration for extending the Stand-Still Period to the earlier to occur of the execution of a definitive purchase agreement or termination of the LOI. The LOI will terminate if the definitive agreement is not completed on or before the 65th day after its execution (October 18, 2013). The additional consideration is also secured by the second lien on the assets of Regional. Should a definitive purchase agreement not be executed and a transaction completed, the entire $400,000 is due and payable to the Third Party on the same terms as set forth in the Letter.

Any transaction ultimately agreed to between the parties is subject to the preparation, authorization, execution and delivery of a definitive acquisition agreement, the approval of the definitive agreement by more than 66-2/3% of the members of CEGP (as required by its company agreement), the receipt of all material consents and approvals necessary to complete such transaction, and certain other requirements set forth in the LOI. There is no assurance that CEGP and the Third Party will reach agreement on the terms necessary to complete the definitive agreement or that the members of CEGP will approve such agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By: Central Energy GP LLC,
its General Partner

By:	/s/ Ian T. Bothwell
Ian T. Bothwell,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Dated: August 23, 2013

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